UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina		27703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.	2

Item 9.01. Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

Item 5.01. Changes in Control of Registrant.

On July 20, 2011, Icagen, Inc., a Delaware corporation (“Icagen” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Eclipse Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pfizer (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on August 3, 2011 to acquire all of the outstanding shares of common stock, $0.001 par value per share (the “Shares”), of the Company at a purchase price of $6.00 per share, net to the holder in cash (the “Offer Price”), without interest thereon and subject to any applicable withholding or transfer taxes (the “Merger Consideration”), and subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase for Cash, dated August 3, 2011, (the “Offer to Purchase”) and the related Letter of Transmittal, each as amended or supplemented from time to time (and together with the Offer to Purchase, the “Offer”). The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain terms and conditions and in accordance with the General Corporation Law of the State of Delaware, the Purchaser will merge with and into Icagen (the “Merger”).

The initial offering period of the Offer, as extended, expired at 6:00 p.m., New York City time, on September 2, 2011. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration of the initial offering period of the Offer, as extended, a total of 4,617,045 shares of Icagen common stock (including approximately 688,100 shares subject to guarantees of delivery) were tendered and not withdrawn in the Offer. In addition, Pfizer already owned 1,067,015 shares of Icagen’s common stock, which when added to the number of tendered shares that had not been withdrawn pursuant to the tender offer, represented approximately 64% of all issued and outstanding shares of Icagen common stock. On September 2, 2011, Purchaser accepted all such Shares for payment in accordance with the terms of the Offer.

In accordance with the Merger Agreement, on September 6, 2011, Purchaser commenced a subsequent offering period to acquire all of the remaining untendered Shares. The subsequent offering period will expire at 6:00 p.m., New York City time, on Monday, September 12, 2011, unless extended. During the subsequent offering period, Purchaser will immediately accept and pay for validly tendered Shares in accordance with the terms of the Offer. Stockholders who validly tender during the subsequent offering period will receive the same $6.00 per share cash consideration, without interest thereon and subject to any applicable withholding or transfer taxes, payable to stockholders who tendered during the initial offering period.

Purchaser previously disclosed in the Offer to Purchase that it will need approximately $51 million to purchase all of the Shares pursuant to the Offer and to consummate the Merger (which estimate includes payment in respect of outstanding in-the-money options), plus related fees and expenses. According to the Offer to Purchase, Pfizer will provide Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and to complete the Merger. Following Purchaser’s acceptance of, and payment for, the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery) during the initial offering period, Purchaser beneficially owned approximately 64% of the outstanding Shares.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Icagen with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Icagen, Inc. (incorporated by reference as filed with the SEC on August 4, 2011, as amended (File No. 005-81358)).

20.2	Tender Offer Statement on Schedule TO of Pfizer Inc. (incorporated by reference as filed with the SEC on August 3, 2011, as amended (File No. 005-81358)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: September 6, 2011	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D. President and Chief Executive Officer